                            INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT, dated as of February 27, 1997 ("this Agreement"), is executed by and among GFSI HOLDINGS, INC., a Delaware corporation ("Holdings"), GFSI, INC., a Delaware corporation ("GFSI"), and _________________________ ("Indemnitee"). Collectively, GFSI and Holdings shall be referred to from time to time as the "Companies."

                                   WITNESSETH

     WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors, executive officers, or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

     WHEREAS, the current difficulties or virtual impossibility of obtaining adequate insurance and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

     WHEREAS, the Board of Directors of each of the Companies has determined that the inability to attract and retain such persons is detrimental to the best interests of each Company's stockholders and that the Companies should act to assure such persons that there will be increased certainty of such protection in the future; and

     WHEREAS, it is reasonable, prudent and necessary for each of the Companies to obligate themselves contractually to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve each of the Companies free from undue concern that they will not be so indemnified; and

     WHEREAS, GFSI is the wholly-owned subsidiary of Holdings; and

     WHEREAS, (i) the stockholders of Holdings have adopted the Amended and Restated Certificate of Incorporation ("Holdings' Certificate") and Bylaws ("Holdings' Bylaws") providing for the indemnification of the directors, officers, agents and employees of Holdings to the full extent permitted by the General Corporation Law of the State of Delaware (the "Act") and (ii) Holdings' Certificate, Holdings' Bylaws and the Act specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between Holdings and the members of its Board of Directors and its executive officers with respect to indemnification of such directors and executive officers; and

     WHEREAS, (i) the stockholders of GFSI have adopted the Certificate of Incorporation ("GFSI's Certificate") and Bylaws ("GFSI's Bylaws") providing for the indemnification of the directors, officers, agents and employees of GFSI to the full extent permitted by the Act and (ii) GFSI's Certificate, GFSI's Bylaws and the Act specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between GFSI and the members of its Board of Directors and its executive officers with respect to indemnification of such directors and executive officers; and

     WHEREAS, this Agreement is being entered into as part of Indemnitee's total compensation for serving as a director and/or an executive officer of each of the Companies, as the case may be; and

     NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

     SECTION 1. Service by Indemnitee.

     Indemnitee agrees to serve as a director of each of the Companies and/or an executive officer of each of the Companies if so appointed by its Board of Directors, and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event neither of the Companies shall have any obligation under this Agreement to continue the employment of Indemnitee in any such position.

     SECTION 2. Indemnification.

     Each of the Companies shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof, notwithstanding that such indemnification is not specifically authorized by this Agreement, Holdings' Certificate, Holdings' Bylaws, GFSI's Certificate, GFSI's Bylaws, the Act or otherwise. In the event of any change after the date of this Agreement in any applicable law, statute or rule regarding the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the scope of Indemnitee's rights and each of the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include indemnification in respect of GFSI's proposed offering of $125 million of senior subordinated debt securities to certain institutional investors pursuant to the terms of an Offering Memorandum, dated February 20, 1997, except to the extent expressly prohibited by applicable law.

     SECTION 3. Action or Proceeding Other Than an Action By or In the Right of the Companies.

     Indemnitee shall be entitled to the indemnification rights provided in this
Section 3 if he is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of either Company, by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of either Company or is or was serving at the request of either Company as a director, officer, employee, agent, partner, trustee or fiduciary of any other entity (a "Related Company") or by reason of anything done or not done by him in any such capacity. Pursuant to this Section 3, Indemnitee shall be indemnified against reasonable costs and expenses (including, but not limited to, reasonable counsel fees, costs, judgments, penalties, fines, ERISA excise taxes, and amounts paid in settlement) (collectively, "Damages") actually and reasonably incurred by him in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if, in the case of conduct in his official capacity with either Company, he acted in good faith and in the respective Company's best interests, and in all other cases, he acted in good faith and was at least not opposed to such Company's best interests, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his duty to either Company unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper, or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, each Company shall be required to indemnify its officers or directors in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of such Company or a committee thereof. No indemnity pursuant to this Agreement shall be provided by either Company for Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by such Company.

     SECTION 4. Actions By or In the Right of the Companies.

     Indemnitee shall be entitled to the indemnification rights provided in this
Section 4 if he is or was made a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative brought by or in the right of either Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of either Company or is or was serving at the request of either Company as a director, officer, employee, agent, partner, trustee or fiduciary of any other entity by reason of anything done or not done by him in any such capacity. Pursuant to this Section 4, Indemnitee shall be indemnified against Damages (as defined in Section 3) actually and reasonably incurred by him in connection with such action or suit (including, but not limited to the investigation, defense, settlement or appeal thereof) if, in the case of conduct in his official capacity with either Company, he acted in good faith and in such Company's best interests, and in all other cases, he acted in good faith and was at least not opposed to such Company's best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which (i) Indemnitee shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to such Company unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, each Company shall be required to indemnify its officers or directors in connection with any action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by its Board of Directors or a committee thereof. No indemnity pursuant to this Agreement shall be provided by either Company for Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by such Company.

     SECTION 5. Indemnification for Costs, Charges and Expenses of Successful Party.

     Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served as a witness on behalf of either Company or has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 3 and Section 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all reasonable costs, charges, and expenses (including counsel fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     SECTION 6. Partial Indemnification.

     If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 3 or Section 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by either Company for the total amount of reasonable Damages actually and reasonably incurred by him, each Company, without duplication of payment, shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful.

     SECTION 7. Determination of Entitlement to Indemnification.

     Upon written request by Indemnitee for indemnification pursuant to Section 3 or Section 4 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of each Company by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (b) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (c) by the stockholders, but shares owned by or voted under the control of directors, including the Indemnitee, who are at the time parties to the proceeding may not be voted on the determination. Such Independent Counsel shall be selected by the Board of Directors and reasonably approved by Indemnitee. Upon failure of either Company's Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made no later than sixty (60) days after receipt by the respective Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Damages incurred by Indemnitee in connection with his request for indemnification hereunder shall be borne by such Company. Each Company hereby jointly and severally indemnifies and agrees to hold

Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

     SECTION 8. Presumptions and Effect of Certain Proceedings.

     The Secretary of each of the Companies shall, promptly, upon receipt of Indemnitee's request for indemnification, advise in writing the Board of Directors of such Company or such other person or persons empowered to make the determination as provided in Section 7 that Indemnitee has made such request for indemnification. Indemnitee shall be presumed to be entitled to indemnification hereunder and each of the Companies shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by either Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 3 or Section 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Company, and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

     SECTION 9. Advancement of Expenses and Costs.

     All reasonable expenses and costs incurred by Indemnitee as a result of being a party to any proceeding (including counsel fees, retainers and advances of disbursements required of Indemnitee) (collectively, the "Expense Advance") shall be paid by each Company in advance of the final disposition of such action, suit or proceeding at the request of Indemnitee within twenty (20) days after the receipt by either Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses and costs incurred by him in connection therewith. Each Company's obligation to provide an Expense Advance is subject to the following conditions: (i) if the proceeding arose in connection with Indemnitee's service as a director and/or executive officer of either Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then the Indemnitee or his representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advance if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question whether Indemnitee is entitled to be indemnified for such Expense Advance under this Agreement or otherwise; (ii) Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power; and (iii) Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee. Indemnitee's entitlement to an Expense Advance shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication pursuant to this Agreement. In the event that a claim for an Expense Advance is made hereunder and is not paid in full by the Company receiving such claim within twenty (20) days after its receipt of such claim, Indemnitee may, but need not, at any time thereafter, bring suit against such Company to recover the unpaid amount of the claim.

     SECTION 10. Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses.

     In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 7 and 8, or if expenses are not advanced pursuant to Section 9, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of his entitlement to such indemnification or advance. Neither Company shall oppose Indemnitee's right to seek any such adjudication or any other claim. Such judicial proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that he is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 or Section 8 hereof that Indemnitee is entitled to indemnification, each Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. Each Company further agrees to stipulate in any such court that such Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification hereunder, each Company shall be jointly and severally liable to pay all reasonable Damages actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

     SECTION 11. Other Rights to Indemnification.

     The indemnification and advancement of expenses (including counsel fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of Holdings' Certificate, Holdings's Bylaws, GFSI's Certificate, GFSI's Bylaws, any vote of stockholders or Disinterested Directors, any provision of law or otherwise.

     SECTION 12. Counsel Fees and Other Expenses to Enforce Agreement.

     In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Companies, and shall be jointly and severally indemnified by each Company against, any reasonable expenses for counsel fees and disbursements actually and reasonably incurred by him.

     SECTION 13. Duration of Agreement.

     This Agreement shall continue until and terminate upon the later of (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 3 or Section 4 of this Agreement or (b) the final termination of all pending or threatened actions, suits, proceedings or investigations with respect to Indemnitee. This Agreement shall be binding upon each Company and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

     SECTION 14. Severability.

     If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 15. Identical Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     SECTION 16. Headings.

     The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     SECTION 17. Definitions.

     For purposes of this Agreement:

     (a) "Disinterested Director" shall mean a director of Holdings or GFSI, as the case may be, who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

     (b) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) either Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

     SECTION 18. Modification and Waiver.

     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     SECTION 19. Mutual Acknowledgment.

     Holdings, GFSI and Indemnitee each acknowledges that, in certain instances, federal law or public policy may override applicable state law and prohibit the Companies from indemnifying Indemnitee under this Agreement or otherwise. For example, the Companies and Indemnitee acknowledge that the United States Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that each Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of such Company's obligation under public policy to indemnify Indemnitee.

     SECTION 20. NOTICE BY INDEMNITEE.

     Indemnitee agrees to notify each Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

     SECTION 21. Notices.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) if mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed, to the following addresses:

     (a) to Indemnitee:





     (b) to either Company:

         GFSI Holdings, Inc.
         9700 Commerce Parkway
         Lenexa, Kansas 66219
         Attention: President

     with a copy to

         GFSI Holdings, Inc.
         c/o The Jordan Company
         9 West 57th Street, Suite 4000
         New York, New York 10019
         Attention: A. Richard Caputo, Jr.

or to such other address as may have been furnished to Indemnitee by either Company or to either Company by Indemnitee, as the case may be.

     SECTION 22. Other Agreements.

     This Agreement restates and supersedes, but does not limit or negate, any indemnification, rights or interests of Indemnitee under any prior agreements between either Company and Indemnitee.

     SECTION 23. Governing Law.

     The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        GFSI HOLDINGS, INC.



                                        By: /s/ John Menghini
                                           -------------------------------------
                                           John Menghini
                                           President


                                        GFSI, INC.



                                        By: /s/ John Menghini
                                           -------------------------------------
                                           John Menghini
                                           President


                                        INDEMNITEE:


                                        /s/
                                        ----------------------------------------